Child, Van Wagoner & Bradshaw, PLLC
A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107 PHONE: (801) 281-4700 FAX: (801) 281-4701

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Novastar Resources Ltd. on Form S-4 of our report dated April 5, 2006 on the financial statements of Thorium Power, Inc. appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference of the firm under the caption “Experts” in such Prospectus.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
October 2, 2006